Exhibit 99.1

For Immediate Release:

Media Contact:
Mollie Elizabeth Condra
HealthStream
(615)-301-3237
mollie.condra@healthstream.com

HealthStream Announces the Addition of Michael D. Shmerling to the Board of Directors

NASHVILLE, Tennessee (November 4, 2005) – HealthStream (NASDAQ: HSTM), a leading provider of learning solutions for the healthcare industry, announced today that Michael D. Shmerling has joined its Board of Directors. As Senior Advisor and former Executive Vice President at Marsh Kroll, Mr. Shmerling will be a valuable addition to the Board in overseeing HealthStream’s corporate and strategic initiatives.

“Michael is a veteran entrepreneur with a strong track record of successfully growing companies,” commented Robert A. Frist, Jr., Chief Executive Officer and Chairman of the Board of Directors at HealthStream. “We are confident that his experience and leadership will bring strong assets to HealthStream’s Board.”

Mr. Shmerling, who currently serves as Senior Advisor at Marsh Kroll, began his career as a Certified Public Accountant at the predecessor to Ernst & Young. He subsequently founded three companies where he served in a variety of executive leadership roles. Two of these companies were sold to Corrections Corporation of America (NYSE: CCA) in 1994 and 1995.

In 1995, Mr. Shmerling founded Background America, Inc., which was acquired by The Kroll –O’Gara Company in 1999. Rising through a number of key leadership roles at Kroll, he was elected Executive Vice President, Chief Operating Officer, and he joined the company’s Board of Directors in 2001. In August of 2005, approximately one year following the acquisition of Kroll by Marsh, Inc., Mr. Shmerling chose to leave his full time position and become a Senior Advisor to Kroll—a role in which he continues to serve today.

Over the last 25 years, Mr. Shmerling has actively supported a wide range of public service organizations. He currently serves as a director on a number of boards, including Fisk University, the Tennessee Performing Arts Center, and the National Alliance for Public Education.

Mr. Shmerling is the eighth “independent” director under the current NASDAQ National Market Listing Standards, and brings the total number of directors on HealthStream’s Board to nine.

About HealthStream
HealthStream (NASDAQ: HSTM) is a leading provider of learning solutions for the healthcare industry. Approximately 1.23 million healthcare professionals are currently contracted to learn on the Internet-based HealthStream Learning Center™, HealthStream’s learning platform. The Company’s learning products and services are used by healthcare organizations to meet the full range of their training needs, while concurrently supporting business objectives. Once subscribed to the Healthcare Learning Center™, customers benefit from increased compliance, reduced risks, and improved learning effectiveness. In addition, HealthStream has pioneered a new collaboration with leading pharmaceutical and medical device companies to assist them in product launch and market education initiatives within the Company’s nationwide network of hospital customers. (www.healthstream.com)

This press release contains forward-looking statements that involve risks and uncertainties regarding HealthStream. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. The Company’s preliminary financial results, while presented with numerical specificity, are forward-looking statements which are based on a variety of assumptions regarding the Company’s operating performance that may not be realized, and which are subject to significant uncertainties and potential contingencies associated with the Company’s financial and accounting procedures and other matters referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking information should not be regarded as a representation or warranty by the Company that such projections will be realized.

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